


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet of CNL Income Fund XIV, Ltd. at December 31, 1997, and its statement of income for the year then ended and is qualified in its entirety by reference to the Form 10-K of CNL Income Fund XIV, Ltd. for the year ended December 31, 1997.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       1,604,369<F2>
<SECURITIES>                                         0
<RECEIVABLES>                                   19,912
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                      26,513,438
<DEPRECIATION>                               1,295,713
<TOTAL-ASSETS>                              40,984,624
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  39,989,157
<TOTAL-LIABILITY-AND-EQUITY>                40,984,624
<SALES>                                              0
<TOTAL-REVENUES>                             3,958,814
<CGS>                                                0
<TOTAL-COSTS>                                  592,253
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                10,500
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,665,940
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,665,940
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,665,940
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F2>Cash balance includes $318,592 in restricted cash.
<F1>Due to the nature of its industry, CNL Income Fund XIV, Ltd, has an unclassified balance sheet; therefore, no values are shown above for current assets and current liabilities.


